Exhibit 10.12

THIS PROMISSORY NOTE AND THE SECURITIES OBTAINABLE UPON CONVERSION HEREOF (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

SENIOR CONVERTIBLE NOTE

U.S. $	2005

FOR VALUE RECEIVED, American Telecom Services Inc., a Delaware corporation (the “Company”), hereby unconditionally promises to pay to the order of              (the “Holder”) the                              ($            ) dollars (the “Principal Amount”), together with all accrued but unpaid interest on this Note on             , 2007 (the “Maturity Date”), subject to conversion as provided herein. The outstanding Principal Amount of this Note shall bear interest at the rate of eight percent (8%) per annum (calculated daily on the basis of a 360-day year and actual calendar days elapsed), payable on the Maturity Date (except as otherwise provided herein in cases of conversion of this Note into shares (“Note Shares”) of the Company’s common stock (“Common Stock”)).

Subject to the conversion provisions of Section 2 hereof, both the Principal Amount and accrued interest thereon shall be paid in lawful money of the United States of America to the Holder at                             , or at such other address as the Holder may designate by notice in writing to the Company, in immediately available funds. If any payment hereunder falls due on a Saturday, Sunday or legal holiday, it shall be payable on the next succeeding business day and such additional time shall be included in the computation of interest.

This Note is one of a series of senior convertible notes (“Senior Notes” or “Notes”) containing substantially identical terms and conditions and issued in an offering (“Offering”) pursuant to a Confidential Private Placement Memorandum, dated June 28, 2005 (“Memorandum”), and Subscription/Registration Rights Agreements between the Company and each investor in the Offering (“Investors”). This Note is entitled to the benefits of that certain General Security Agreement (“Security Agreement”), dated as of July 14, 2005, between the Company and HCFP/Brenner Securities LLC, the collateral agent for the ratable benefit of the Holder and the other Investors, covering certain collateral of the Company (“Collateral”), as set forth in the Security Agreement. The issuance of this Note and the granting of the security interest in the Collateral to the Holder pursuant to the Security Agreement are intended by the Company and Holder to be a contemporaneous exchange for new value given by Holder to the Company in an amount equivalent to the value given by the Company to Holder. Capitalized terms used but not defined herein shall have their respective meanings assigned in the Memorandum and/or Subscription/Registration Rights Agreement and/or Security Agreement. The Security Agreement, the Uniform Commercial Code Financing Statements to be filed in connection with the Security Agreement and any and all other documents executed and delivered by the Company to the Holder under which the Holder is granted liens on assets of the Company are collectively referred to herein as the “Security Documents.” The Note Shares are also referred to in, and entitled to the benefits of, those certain registration rights granted by the Company pursuant to the Subscription/Registration Rights Agreement.

1. Ranking. The indebtedness evidenced by this Note and the other Senior Notes and the payment of the principal amount (including the Principal Amount) hereof and thereof and interest hereon and thereon shall be Senior (as hereinafter defined) to, and have priority in right of payment over, all indebtedness of the Company, other than Permitted Indebtedness (defined below). “Senior” shall be deemed to mean that, in the event of any default in the payment of the obligations represented by the Senior Notes or of any liquidation, insolvency, bankruptcy, reorganization, or similar proceedings relating to the Company, all sums payable on the Senior Notes, shall first be paid in full, with interest, if any, before any payment is made upon any other indebtedness, now outstanding or hereinafter incurred, and, in any such event, any payment or distribution of any character which shall be made in respect of any other indebtedness of the Company shall be paid over to the holders of the Senior Notes for application to the payment thereof, unless and until the obligations under the Senior Notes (which shall mean the principal amount thereof and other obligations arising out of, premium, if any, on, interest on, and any costs and expenses payable under, the Senior Notes) shall have been paid and satisfied in full.

“Permitted Indebtedness” means the Company’s (i) financing arrangements with banks and institutions existing or proposed as of June 28, 2005, including the Company’s proposed factoring arrangement for accounts receivable with CIT, as described in the Memorandum (“Current Financing”) and (ii) any future financing with banks or institutions undertaken to replace (but not increase) any Current Financing at rates more favorable than those afforded under such Current Financing (“Replacement Financing”). The Company may not incur any other indebtedness senior to or pari passu with the Senior Notes without the prior written approval of the holders of at least 50% of the then outstanding aggregate Principal Amount of the Senior Notes.

2. Conversion.

(a) Optional Conversion. The Principal Amount of this Note and the accrued interest thereon may be converted at any time, in whole or part, at the option of the Holder (“Optional Conversion”), into shares of Common Stock at a conversion price (“Conversion Price”) equal to the lower of (i) $3.00 per share and (ii) the per-share price (“VPO Price”) at which the Common Stock is sold to the public in the Company’s venture public offering described in the Memorandum (“VPO”). To make an Optional Conversion, the Holder shall surrender this Note, duly endorsed, together with a written conversion notice to the Company at its principal office setting forth (i) that the Holder is electing to exercise its conversion rights and (ii) that portion of the Principal Amount that the Holder is electing to convert. In the case of an Optional Conversion, this Note shall be deemed to have been converted immediately prior to the close of business on the date of receipt of such conversion notice by the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to the Holder, at its address, a certificate or certificates for the number of Note Shares to which the Holder is entitled upon such conversion and will issue a new Note for the remaining Principal Amount that was not converted.

(b) Automatic Conversion. In the event the Company consummates a VPO at a VPO Price that exceeds the then-applicable Conversion Price by at least 130%, all of the Principal Amount of this Note and accrued interest thereon shall automatically convert into shares of Common Stock at the Conversion Price (“Automatic Conversion”). The Automatic Conversion shall be effective on the later to occur of (1) the closing of the VPO and (2) the expiration of any lock-up or resale restriction imposed by a regulatory agency. At its expense, the Company will, as soon as practicable thereafter, notify each holder in writing of the Automatic Conversion and shall issue and deliver to the Holder, at its address, a certificate or certificates for the number of Note Shares to which the Holder is entitled upon such conversion.

(c) Mandatory Conversion. In the event the Company achieves a public market for its Common Stock other than through a VPO, the Company may force conversion of the Principal Amount of the Notes and accrued interest thereon at the Conversion Price (“Mandatory Conversion”) upon prior written notice to the Holder (“Mandatory Conversion Notice”), but only if (i) the last sale price of the Common Stock for the 20 consecutive trading days ending two business days prior to the date of the Mandatory Conversion Notice equals or exceeds 150% of the then applicable Conversion Price and (ii) a registration statement covering the resale of the Note Shares is in effect on the date of conversion (and has been continuously in effect for at least 25 business days prior to the effective date of conversion). The Mandatory Conversion shall be effective on the date of the Mandatory Conversion Notice. At its expense, the Company will issue and deliver to the Holder, at its address, a certificate or certificates for the number of Note Shares to which the Holder is entitled upon such conversion.

(d) Interest. In the case of any conversion of the Principal Amount into Note Shares under this Section 2, the Holder shall receive payment of interest due on the Principal Amount through the effective date of conversion in the form of shares of Common Stock (“Interest Shares”). The number of Interest Shares to be issued in a conversion under this Section shall be equal to (i) the amount of interest accrued through the effective conversion date on the Principal Amount being converted divided by (ii) the average last sale price of a share of Common Stock on the ten consecutive trading days ending on the third day prior to the effective date of conversion.

(e) No fractional Note Shares. In lieu of any fractional Note Shares otherwise issuable upon conversion, the number of Note Shares issued upon conversion shall be rounded up to the nearest whole number.

(f) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder of this Note against impairment.

3. Reservation of Shares. The Company shall at all times have authorized and reserved for issuance a sufficient number of shares of its capital stock to provide for the full conversion of this Note (including interest thereon) into Note Shares.

4. Change of Control. In the event of (i) any transaction or series of related transactions (including any reorganization, merger or consolidation) that results in the transfer of 50% or more of the outstanding voting power of the Company or (ii) a sale of all or substantially all of the assets of the Company to another person, the Principal Amount of this Note (and all interest accrued thereon) shall be automatically due and payable. The Company will give the Holder not less than ten (10) business days prior written notice of the occurrence of any events referred to in this Section 4. Failure to give such notice shall not effect the validity of any such transaction.

5. Certain Adjustments. The number and class or series of Note Shares into which this Note may be converted under Section 2 shall be subject to adjustment in accordance with the following provisions:

(a) Adjustment for Reorganization or Recapitalization. If, at any time while this Note, or any portion hereof, remains outstanding and has not been converted, there shall be a reorganization or recapitalization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), all necessary or appropriate lawful provisions shall be made so that the Holder shall thereafter be entitled to receive upon conversion of this Note, the number of shares of stock or other securities or property that a holder of the class of securities deliverable upon conversion of this Note would have been entitled to receive in such reorganization or recapitalization if this Note had been converted immediately prior to such reorganization or recapitalization, all subject to further adjustment as provided in this Section 5. If the per share consideration payable to the Holder for such class of securities in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. The foregoing provisions of this paragraph shall similarly apply to successive reorganizations or recapitalizations and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Note. In all events, appropriate adjustment shall be made in the application of the provisions of this Note (including adjustment of the conversion price and number of shares into which this Note is then convertible pursuant to the terms and conditions of this Note) with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such reorganization or recapitalization upon conversion of this Note.

(b) Adjustments for Split, Subdivision or Combination of Shares. If, at any time while this Note, or any portion hereof, remains outstanding and has not been converted, there shall be a split or subdivision of any class of securities into which this Note (or the remaining portion thereof) may be converted into a different number of securities of the same class, the number of shares of such class issuable upon conversion of this Note (or the remaining portion thereof) immediately prior to such split or subdivision shall be proportionately increased and the conversion price for such class of securities shall be proportionately decreased. If, at any time while this Note, or any portion hereof, remains outstanding and has not been converted, there shall be a combination of any class of securities into which this Note (or the remaining portion hereof) may be converted, into a different number of securities of the same class, the number of shares of such class issuable upon conversion of this Note (or the remaining portion thereof) immediately prior to such combination shall be proportionately decreased and the conversion price for such class of securities shall be proportionately increased.

(c) Adjustments for Dividends in Stock or Other Securities or Property. If, at any time while this Note, or any portion hereof, remains outstanding and has not been converted, the holders of any class of securities as to which conversion rights under this Note (or the remaining portion thereof) exist at such time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Note (or the remaining portion thereof) shall represent the right to acquire, in addition to the number of shares of such class of security receivable upon conversion of this Note (or the remaining portion thereof), and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such conversion had it been the holder of record of the class of security receivable upon conversion of this Note (or the remaining portion thereof) on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/or all other additional stock available by it as aforesaid during said period, giving effect to all adjustments called for during such period by the provisions of this Section 5.

6. Special Adjustments. If, at any time while this Note, or any portion hereof, remains outstanding and has not been converted, the Company issues any securities at a per common share price (“Issuance Price”) that is less than the then applicable Conversion Price (other than to the Managing Placement Agent in the Offering), the Conversion Price shall be, immediately and automatically, adjusted downward to such Issuance Price. The adjustments required by this Section shall not apply to issuances of shares of Common Stock under the other Senior Notes or the granting or exercise of options under the Company’s currently existing employee stock option plan.

7. Further Adjustments. In case at any time or, from time to time, the Company shall take any action that effects the class of securities into which this Note may be converted under Section 2, other than an action described herein, then, unless such action will not have a material adverse effect upon the rights of the Holder, the number of shares of such class of securities (or other securities) into which this Note is convertible shall be adjusted in such a manner and at such time as shall be equitable in the circumstances.

8. Redemption. Prior to such time as the Common Stock is publicly traded as a result of the VPO, VPO Abandonment (as defined in the Memorandum) or otherwise, if the Company shall consummate any other offering of securities for a per share equivalent price that is less than the then-existing Conversion Price for aggregate gross proceeds of at least $5 million (“Qualifying Financing”), the Company shall have the right to call all, but not less than all, of the Senior Notes and the Holder shall be required to sell this Note back to the Company (“Note Redemption”) or convert all Principal Amount (and accrued interest) of this Note into Common Stock under Section 2(a) prior to the Redemption Date (as defined). The Company shall effect the Note Redemption by providing the Holder with written notice (“Redemption Notice”) after the date of consummation of the Qualifying Financing advising the Holder of the Company’s election to engage in the Note Redemption and the effective date of the Note Redemption (which date shall not be less than 20 days after the date of the Redemption Notice and shall be referred to as the “Redemption Date”).

9. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to Sections 5, 6 or 7 hereof, the Company at its sole expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to Holder a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number and class of securities and the amount, if any, of other property which at the time would be received upon the conversion of this Note under Section 2 hereof.

10. Covenants of Company.

(a) The Company covenants and agrees that so long as this Note is outstanding, it will comply with the affirmative and negative covenants set forth in Article III of the Security Agreement.

(b) Without the prior written approval of the holders of 50% or more of the principal amount of the Senior Notes then outstanding, the Company shall not incur any indebtedness for borrowed money that is Senior to or pari passu with, in any respect, to the Senior Notes, other than Permitted Indebtedness.

11. Events of Default. Upon the occurrence of an Event of Default (as defined in the Security Agreement), the Holder may by notice to the Company take any or all of the following actions, without prejudice to the rights of the holder of any other Senior Note to enforce its claims against the Company: (i) declare the Principal Amount and any accrued interest and all other amounts payable under this Note to be due and payable, whereupon the same shall become forthwith due and payable without presentment, demand protest or other notice of any kind, all of which are hereby waived by the Company, (ii) proceed to enforce or cause to be enforced any remedy provided under any of the Security Documents, and/or (iii) exercise any other remedies available at law or in equity, including specific performance of any covenant or other agreement contained in this Note; provided, that upon the occurrence of any Event of Default referred to in Article IV of the Security Agreement, then (without prejudice to the rights and remedies specified in clause (iii) above) automatically, without notice, demand or any other act by the Holder, the Principal Amount of this Note and any accrued interest thereon and all other amounts payable under this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, anything contained in this Note to the contrary notwithstanding. No remedy conferred in this Note upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereinafter existing at law or in equity or by statute or otherwise.

12. Amendments and Waivers. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of more than 50% of the then outstanding aggregate principal amount under the Senior Notes.

13. Notices. All notices, requests, consents, and other communications under this Note shall be in writing, by registered or certified mail, return receipt requested, postage prepaid or via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company:

American Telecom Services, Inc.

2466 Peck Road

City of Industry, California 90601

Telecopier No.: (770) 518-1236

Attention: Bruce Hahn

With a copy to:

Sonnenschein Nath & Rosenthal

1221 Avenue of the Americas

New York, New York 10020

Telecopier No.: (212) 768-6800

Attention: Ira Roxland, Esq.

If to the Holder:

To the address set forth on the front page of this Note

With a copy to:

Graubard Miller

405 Lexington Avenue - 19th Floor

New York, New York 10174

Telecopier No.: (212) 818-8881

Attention: David Alan Miller, Esq.

In either case, with a copy to:

HCFP/Brenner Securities, LLC

888 Seventh Avenue - 17th Floor

New York, New York 10106

Telecopier No.: (212) 707-0378

Attention: Ira Scott Greenspan

Any party may give any notice, request, consent or other communication under this Note using other means (including, without limitation, personal delivery, messenger service, telecopy or first class mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

14. Conflicting Agreements. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

15. Severability. The unenforceability or invalidity of any provision or provisions of this Note as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other provisions or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

16. Governing Law. This Note shall be governed by and construed under the internal law of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, except to the extent that the Delaware General Corporation Law is mandatorily applicable. The Company (1) agrees that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

17. Waivers. The nonexercise by either party of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

18. Attorneys’ fees. If any action at law or equity, including an action for declaratory relief, is brought to enforce or interpret any provision of this Note, the prevailing party shall be entitled to recover reasonable attorneys’ fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

19. Waiver of Demand for Payment, etc. The Company waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing under this Note.

20. Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Note as of the date first written above.

AMERICAN TELECOM SERVICES INC.

By
Adam Somer, Co-President